                                  EXHIBIT 4.1

                              Floor Nation, Inc.

                            2000 Stock Option Plan



                               FloorNation, Inc.
                            2000 Stock Option Plan
                                    Page i

                               TABLE OF CONTENTS
                               -----------------

 Purpose of the Plan.......................................................  1
 Definitions...............................................................  1
 Stock Subject to Option...................................................  2
  Total Number of Shares...................................................  2
  Expired Options..........................................................  2
 Administration of the Plan................................................  3
  Board....................................................................  3
  Stock Option Plan Committee..............................................  3
  Compliance with Internal Revenue Code....................................  3
 Selection of Optionees....................................................  3
  Discretion of the Board..................................................  3
  Limitation on Grant of Options...........................................  3
 Option Agreement..........................................................  3
 Option Prices.............................................................  3
  Determination of Option Price............................................  3
  Determination of Stock Ownership.........................................  4
 Term of Option............................................................  4
 Exercise of Option........................................................  4
  Limitation on Exercise of Option.........................................  4
  Exercise Prior to Cancellation...........................................  4
  Method of Exercising an Option...........................................  4
  Payment for Option Stock.................................................  4
  Cashless Exercise........................................................  5
  Delivery of Stock to Optionee............................................  5
 Nontransferability of Options.............................................  5
  General..................................................................  5
  Incentive Stock Options..................................................  5
 Tax Effects of Plan Participation.........................................  6
 Compliance with Securities Laws...........................................  6
  Restrictions on Transfer of Shares.......................................  6
  Optionee's Written Statement.............................................  6
  Registration Requirements................................................  6
  Restrictive Legend.......................................................  6
 Changes in Capital Structure of Company...................................  7
 Reorganization, Dissolution or Liquidation................................  7
 Option to Repurchase......................................................  7
  Company's Option.........................................................  7
  Procedure for Exercise...................................................  8
  Delivery of Stock Certificates...........................................  8
 Right of First Refusal....................................................  8
  Right of First Refusal for Offers........................................  8
  Procedure for Exercise...................................................  8
  Delivery of Stock Certificates...........................................  8
  Company's Option in Event of Involuntary Transfer........................  8
 Escrow....................................................................  9
 Application of Funds......................................................  9

                               FloorNation, Inc.
                            2000 Stock Option Plan
                                    Page ii

 Optionee's Rights as a Holder of Shares........................   9
  Prior to Exercise.............................................   9
  Dividends After Exercise......................................   9
  Voting Rights.................................................   9
 Amendment and Termination of the Plan..........................  10
  Discretion of the Board.......................................  10
  Automatic Termination.........................................  10
 Miscellaneous..................................................  10
  Notices.......................................................  10
  Effective Date of the Plan....................................  10
  Employment....................................................  10
  Plan Binding..................................................  10
  Gender........................................................  10
  Headings......................................................  10
  Applicable Law................................................  10
 Indemnification................................................  10

                               FloorNation, Inc.
                            2000 Stock Option Plan
                                   Page iii

                               FLOORNATION, INC.
                               -----------------
                            2000 STOCK OPTION PLAN
                            ----------------------

     FLOORNATION, INC., a Nevada corporation, hereby adopts a stock option plan for its key employees, officers, directors and consultants, in accordance with the following terms and conditions.

     1.   Purpose of the Plan. The purpose of the Plan is to advance the growth
          -------------------
and development of the Company by affording an opportunity to executives, consultants and key employees of the Company as well as directors of the Company and its affiliates to purchase shares of the Company's common stock and to provide incentives for them to put forth maximum efforts for the success of the Company's business. The Plan is intended to permit certain designated stock options granted under the Plan to qualify as incentive stock options under
Section 422A of the Code.

     2.   Definitions. For purposes of this Plan, the following capitalized
          -----------
terms shall have the meanings set forth below:

          "Board" means the board of directors of the Company.

          "Cause" means: (i) commission of a felony or a charge of theft, dishonesty, fraud or embezzlement; (ii) failure to adhere to Company's reasonable directives and policies, (iii) willful disobedience or insubordination; (iv) disclosing to a competitor or other unauthorized person, proprietary information, confidences or trade secrets of the Company or any Subsidiary; (v) recruitment of personnel of the Company or any Subsidiary on behalf of a competitor or potential competitor of the Company, any Subsidiary, or any successor thereof; (vi) solicitation of business on behalf of a competitor or potential competitor of the Company, any Subsidiary, or any successor thereof; or (vii) material breach of any employment or consulting agreement with the Company or any Subsidiary or any successor thereof.

          "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder and pursuant thereto, as currently in effect or as hereafter amended.

          "Committee" shall have the meaning set forth in Section 4.2.

          "Common Stock" means the common stock of the Company, par value $.001 per share.

          "Company" means FloorNation, Inc., a Nevada corporation.

          "Continuous Employment" means the absence by any employee of any interruption or termination of employment with the Company or any Subsidiary which now exists or hereafter is organized or acquired by the Company. Continuous Employment with the Company shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between any Subsidiary or successor thereof.

          "Eligible Employee" means any officer, or executive, managerial, or other employee of the Company or any Subsidiary. In order to be eligible for an Incentive Stock Option, a director or a consultant must also be a common law employee of the Company as provided in Section 422A of the Code; however, in order to be eligible for a Nonqualified Stock Option, a director or consultant need not be a common law employee of the Company.

          "Fair Market Value" of a Share on any date of reference shall be the average Closing Price of a share of Common Stock for the ten (10 trading days immediately preceding such date, unless the Board, in its sole discretion, shall determine otherwise in a fair and uniform manner. For this purpose, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation for such ten-day period, or (ii) if the Common Stock is quoted on the National Association of

                               FloorNation, Inc.
                            2000 Stock Option Plan

Securities Dealers Automated Quotations System ("NASDAQ") or any similar system of automated dissemination of quotations, the mean between high bid and low asked quotations for the Common Stock if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five (5) of the twenty (20) preceding trading days. If the information set forth in clauses (i) or (ii) above is unavailable or inapplicable to the Company (e.g.,
                                                                         ----
if the Company's Common Stock is not then publicly traded or quoted), then the "Fair Market Value" of a Share shall be the fair market value (i.e., the price
                                                               ----
at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Board, in its sole and absolute discretion, shall determine in a fair and uniform manner.

          "Incentive Stock Option" means a stock option granted to an Eligible Employee to purchase shares of Stock which is intended to qualify as an "incentive stock option," as defined in Section 422A of the Code.

          "Nonqualified Stock Option" means a stock option granted to an Optionee to purchase shares of Stock which is not intended to qualify as an Incentive Stock Option.

          "Option" means any unexercised and unexpired Incentive Stock Option or Nonqualified Stock Option issued under this Plan, or any portion thereof remaining unexercised and unexpired.

          "Option Grant" means a written agreement between the Company and an Optionee setting forth the terms and conditions of the Option granted by the Board to such Optionee.

          "Optionee" means any person who is granted an Option as provided in the Plan.

          "Person" means shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, labor union or other entity or governmental body.

          "Plan" means the Company's 2000 Stock Option Plan.

          "Shareholder" means a holder of record of the Company's Common Stock.

          "Stock" means the authorized and unissued shares of the Company's Common Stock.

          "Subsidiary" means any present or future "subsidiary corporation" of the Company, as such term is defined in Section 425(f) of the Code, which the Board has elected to be covered by the Plan.

          Where applicable, the terms used in this Plan with reference to Options have the same meanings as the terms used in the Code.

     3.   Stock Subject to Option.
          -----------------------

          3.1  Total Number of Shares. The total number of shares of Stock which
               ----------------------
may be issued by the Company to all Optionees under this Plan is two million (2,000,000) shares. The total number of shares of Stock, which may be so issued, may be increased only by a resolution adopted by the Board and approved by the Shareholders.

          3.2  Expired Options. If any Option granted under this Plan is
               ---------------
terminated or expires for any reason whatsoever, in whole or in part, then the shares (or remaining shares) of Stock subject to that particular Option shall again be available for grant under this Plan.

                               FloorNation, Inc.
                            2000 Stock Option Plan

     4.   Administration of the Plan.
          --------------------------

          4.1  Board. This Plan shall be administered by the Board, which may,
               -----
from time to time, issue orders or adopt resolutions, not inconsistent with the provisions of the Plan, to interpret the provisions and supervise the administration of the Plan. All determinations shall be by the affirmative vote of a majority of the members of the Board at a meeting, or reduced to writing and signed by all of the members of the Board. Subject to the Company's Bylaws, all decisions made by the Board in selecting Optionees, establishing the number of shares and terms applicable to each Option, and in construing the provisions of this Plan shall be final, conclusive and binding on all persons, including the Company, Shareholders, Optionees, and purchasers of shares pursuant to this Plan. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or an Option granted hereunder.

          4.2  Stock Option Plan Committee. The Board from time to time, may,
               ---------------------------
appoint a Stock Option Plan Committee consisting of not less than two (2) directors (the "Committee"). The Board may delegate to such Committee full power and authority to take any action required or permitted to be taken by the Board under this Plan, subject to restrictions on affiliate participation under the Securities Exchange Act of 1934, pertaining, among other things, to Section 16(b). All determinations shall be by the affirmative vote of a majority of the members of the Committee at a meeting, or reduced to writing and signed by all members of the Committee. The Board, from time to time, may, in its sole discretion, remove members from or add members to the Committee. Vacancies may be filled by the Board only. Where the context requires, the Board shall mean the Committee, if appointed, for matters dealing with administration of the Plan.

          4.3  Compliance with Internal Revenue Code. The Board shall at all
               -------------------------------------
times administer this Plan and make interpretations hereunder in such a manner that Options granted hereunder designated as Incentive Stock Options will meet the requirements of Section 422A of the Code.

     5.   Selection of Optionees.
          ----------------------

          5.1  Discretion of the Board. In determining which Persons shall be
               -----------------------
offered Options as well as the terms thereof, the Board shall evaluate, among other things, (i) the duties and responsibilities of Eligible Employees, (ii) their past and prospective contributions to the success of the Company, (iii) the extent to which they are performing and will continue to perform outstanding services for the benefit of the Company, and (iv) such other factors as the Board deems relevant. All grants must be approved by a disinterested majority of the Board (or Committee, if appointed).

          5.2  Limitation on Grant of Incentive Stock Options. An Incentive
               ----------------------------------------------
Stock Option may not be granted to any Optionee if the grant of such Option to such Optionee would otherwise cause the aggregate fair market value (determined at the time the Option is granted) of the Stock for which Options are exercisable for the first time by such Optionee under all incentive stock option plans of the Company during any calendar year to exceed $100,000. Any options granted in excess of this limitation shall be Nonqualified Stock Options. The grant of Nonqualified Stock Options is not subject to limitations and may be granted at the sole discretion of the Board.

     6.   Option Grant Agreement. Subject to the provisions of this Plan, each
          ----------------------
Option granted to an Optionee shall be set forth in an Option Grant upon such terms and conditions as the Board determines, including a vesting schedule, if desired. Each such Option Grant shall incorporate the provisions of this Plan by reference. The date of the grant of an Option is the date specified in the Option Grant. Any Option Grant shall clearly identify such Options as Incentive Stock Options or Nonqualified Stock Options.

     7.   Option Prices.
          -------------

          7.1  Determination of Option Price. The option price for Stock shall
               -----------------------------
not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of the grant of such Option. The price for Stock under an Incentive Stock Option granted to an Eligible Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company

                               FloorNation, Inc.
                            2000 Stock Option Plan
shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the date of the grant of such Option.

          7.2  Determination of Stock Ownership. For purposes of Articles 7 and
               --------------------------------
8, an Optionee's Stock ownership shall be determined by taking into account the rules of constructive ownership set forth in Section 424(d) of the Code.

     8.   Term of Option. The term of an Option may vary within the sole
          --------------
discretion of the Board; however, the term of an Incentive Stock Option granted to an Eligible Employee shall not exceed ten (10) years from the date of grant of such Incentive Stock Option; provided, however, that the term shall not exceed five (5) years for any Optionee who possesses more than ten percent (10%) of the total, combined voting power of all classes of Common Stock of the Company. An Incentive Stock Option may be canceled only in connection with the termination of employment or death of the Optionee (as more particularly described in Article 9 hereof) or any unauthorized, attempted transfer or assignment of the Option (as more particularly described in Article 10 hereof). A Nonqualified Stock Option may be canceled only in connection with the termination of employment or death of an Optionee, the removal for cause of an Optionee who is a director, the breach or early termination by any consultant of its consulting agreement with the Company, or any unauthorized, attempted transfer or assignment of the Option.

     9.   Exercise of Option.
          ------------------

          9.1  Limitation on Exercise of Option. Except as otherwise provided
               --------------------------------
herein, the Board, in its sole discretion, may limit an Option by restricting its exercise, in whole or in part, to specified vesting periods or until specified conditions have occurred. The vesting periods and any restrictions will be set forth in the Option Grant.

          9.2  Exercise Prior to Cancellation. An Option shall be exercisable
               ------------------------------
only during the term of the Option. Notwithstanding the preceding sentence, as long as the Option's term has not expired or terminated early, an Option which is otherwise exercisable in accordance with its provisions shall be exercisable:

               (a) for a period ending ninety (90) days after the termination of the Optionee's Continuous Employment with the Company, unless the Optionee was terminated for Cause by the Company, in which case the Option will terminate on the effective date of termination of employment; or

               (b) for a period ending one hundred eighty (180) days after the removal for Cause of the Optionee from the Board or from the board of directors of any Subsidiary on which such Optionee has served; or

               (c) by the estate of the Optionee, within one (1) year after the date of the Optionee's death; or

               (d) within six (6) months after the Optionee's employment with the Company terminates if the Optionee becomes disabled during Continuous Employment with the Company and such disability is the reason for termination.

          9.3  Method of Exercising an Option. Subject to the provisions of any
               ------------------------------
particular Option Grant, including any provisions relating to vesting of an Option, an Optionee who desires to exercise an Option, in whole or in part, must first provide written notice to the Company stating in such written notice the number of shares of Stock such Optionee elects to purchase, and the time of the delivery thereof, which time shall be at least fifteen (15) days after the giving of such notice, unless an earlier date shall have been agreed upon by the Board. Upon receipt of such written notice, the Company shall provide the Optionee with that information required by applicable state and federal securities laws. If, after receipt of such information, the Optionee desires to withdraw such notice of exercise, then the Optionee may withdraw such notice of exercise by notifying the Company, in writing, prior to the time set forth for delivery of the shares of Stock. The date of exercise shall be the date a proper notice of exercise is received by the designated Company authority. An Optionee is under no obligation to exercise an Option or any part thereof.

                               FloorNation, Inc.
                            2000 Stock Option Plan

          9.4  Payment for Stock. The exercise of any Option shall be contingent
               -----------------
upon prior or simultaneous receipt by the Company of cash or a certified bank check to its order, transferable or redeemable shares of the Company's Stock, or any combination of the foregoing in an amount equal to the full option price of the shares of Stock being purchased. For purposes of this Section 9.4, shares of the Company's Stock that are delivered in payment of the option price shall be valued at their Fair Market Value as determined under the provisions of this Plan. In the alternative, the Board may, but is not required to, accept a promissory note, secured or unsecured, or other consideration in the amount of the option price made by the Optionee and on terms and conditions satisfactory to the Board.

          9.5  Cashless Exercise. Notwithstanding any provisions herein to the
               -----------------
contrary, if the fair market value of one share of Stock is greater than the full option exercise price of such share of Stock (at the date of calculation as set forth below), in lieu of exercising any Option for cash, the Optionee may elect to receive Stock equal to the value (as determined below) of the Option (or the portion thereof being exercised) by delivering to the designated Company authority of the properly completed and endorsed Notice of Exercise of Option, in which event the Company shall issue to the Optionee a number of shares of Stock computed using the following formula:

          X=Y(A-B)
            ------
               A

     Where     X =  the number of shares of Stock to be issued to the Optionee

               Y = the number of shares of Stock purchasable under the Option or, if only a portion of the Option is being exercised, then the portion of the Option being exercised (at the date of such calculation)

               A = the fair market value of one share of the Company's Stock (at the date of such calculation)

               B = the full Option price of one share of Stock being purchased (as adjusted to the date of such calculation)

          9.6  Delivery of Stock to Optionee. Provided the Optionee has
               -----------------------------
delivered proper notice of exercise and full payment of the purchase price, the Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Optionee elects to purchase at the time specified in such notice. Such delivery, however, may be postponed, without postponing the actual date of exercise, at the sole discretion of the Company to enable the Company to comply with any applicable procedures, regulations, or listing requirements of any governmental agency, stock exchange, or regulatory authority. As a condition to the issuance of shares of Stock, the Company may require such additional payments from the Optionee as may be required to allow the Company to withhold any income taxes which the Company deems necessary to insure the Company that it can comply with any federal or state income tax withholding requirements.

     10.  Nontransferability of Options.
          -----------------------------

          10.1 General. Except as otherwise provided in section 9.2(c) above, an
               -------
Option granted to an Optionee may be exercised only during such Optionee's lifetime by such Optionee. An Option may not be sold, exchanged, assigned, pledged, gifted, encumbered, hypothecated or otherwise transferred except by will or by the laws of descent and distribution. No Option or any right thereunder shall be subject to transfer by operation of law, execution, attachment, or similar process by any creditors of or claimants against the Optionee. Upon any attempted sale, assignment, transfer, exchange, pledge, gift, hypothecation or other encumbrance of any Option contrary to the provisions hereof, such Option and all rights thereunder shall immediately terminate and shall be null and void with respect to the transferee or assignee.

          10.2 Incentive Stock Options. With respect to Incentive Stock Options,
               -----------------------
notwithstanding anything else to the contrary in this Plan, no disposition or transfer of any Stock purchased under an Incentive Stock Option may be made by the Optionee within two (2) years from the

                               FloorNation, Inc.
                            2000 Stock Option Plan
date the Option was granted nor within one (1) year after the date the shares were transferred to the Optionee. Any Optionee who makes a transfer of Stock in violation of this Section 10.2 shall promptly provide the Company written notice of such transfer. Such transfer shall be deemed to disqualify the Option from treatment as an Incentive Stock Option and shall cause the Option to be treated as a Nonqualified Stock Option.

     11.  Tax Effects of Plan Participation. Incentive Stock Options granted
          ---------------------------------
under the Plan shall satisfy the requirements of Section 422A of the Code. The Optionee recognizes no taxable income at the time of the Option grant, and, generally, no taxable income is recognized at the time that the Option is exercised. The Optionee will, however, recognize taxable income (generally in the form of capital gain) in the year in which the purchased shares are sold or otherwise made subject to disposition. For federal tax purposes, dispositions are divided into two categories:

          (i) The Optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the Optionee has held the shares for more than two (2) years after the grant date of the Option and more than one (1) year after the exercise date. If the Optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result. Upon a qualifying disposition of the shares, the Optionee will recognize long-term capital gains in an amount equal to the excess of (a) the amount realized upon the sale or other disposition of the purchased shares over
(b) the exercise price paid for such shares.

          (ii) If there is a disqualifying disposition of the shares, or if the option is granted as a Nonqualified Stock Option, then the excess of (a) the fair market value of those shares on the date the Option was exercised over (b) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain. If the Optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs in an amount equal to the excess of (a) the fair market value of such shares on the date the Option was exercised over (b) the exercise price paid for the shares.

     12.  Compliance with Securities Laws.
          -------------------------------

          12.1 Restrictions on Transfer of Shares. Subject to the Company's
               ----------------------------------
repurchase rights and rights of first refusal, as more particularly set forth in Articles 15 and 16 below, the shares of Stock acquired by an Optionee pursuant to the exercise of an Option hereunder shall be freely transferable; provided, however, that such shares of Stock may not be sold, transferred, pledged or hypothecated unless (i) a registration statement covering the securities is effective under the Act and appropriate state securities laws, or (ii) an opinion of counsel, satisfactory to the Company, that such sale, transfer, pledge or hypothecation may legally be made without registration of such shares under federal or state securities laws has been received by the Company.

          12.2 Optionee's Written Statement. The Board, in its sole discretion,
               ----------------------------
may require that, at the time an Optionee elects to exercise his option, the Optionee shall furnish a written statement to the Company that he is acquiring such shares of Stock for investment purposes only and that he has no intention of reselling or otherwise disposing of such Stock, along with a written acknowledgment that the Option and the shares of Stock pertaining to the Option are not registered under the Securities Act of 1933, as amended (the "Act"), the Florida or Nevada securities laws, or any other state securities laws. In the event that shares of Stock subject to the Option are registered with the Securities and Exchange Commission, an Optionee shall no longer be required to comply with this Section 12.2.

          12.3 Registration Requirements. If, at any time, the Board, in its
               -------------------------
sole discretion, determines that the listing, registration, or qualification of the shares of Stock subject to an Option on any securities exchange or under any state or federal securities laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares thereunder, then the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board).

                               FloorNation, Inc.
                            2000 Stock Option Plan

          12.4 Restrictive Legend. In order to enforce the restrictions imposed
               ------------------
upon shares of Stock under this Plan, the Company shall make appropriate notation in its stock records or, if applicable, shall issue an appropriate stop transfer instruction to the Company's stock transfer agent. In addition, the Company may cause a legend or legends to be placed on any certificates representing shares of Stock issued pursuant to this Plan, which legend or legends shall make appropriate reference to such restrictions in substantially the following form:

     These shares have not been registered under the Securities Act of 1933, as amended (the "Act"), the Florida Securities and Investor Protection Act, or any other state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws or an exemption from registration is available.

     The shares of Common Stock evidenced by this certificate have been issued under the FloorNation, Inc. 2000 Stock Option Plan (the "Plan") and are subject to the terms and provisions of such Plan.

     These shares are subject to a repurchase agreement and right of first refusal as set forth in the Plan and the Stock Option Grant by and between the shareholder and FloorNation, Inc. and any sale, transfer, gift, pledge, hypothecation or encumbrance of these shares is subject to this repurchase agreement and right of first refusal.

     13.  Changes in Capital Structure of Company. In the event of a capital
          ---------------------------------------
adjustment resulting from a stock dividend, stock split, reverse stock split, reclassification, or recapitalization, or by reason of a merger, consolidation, or other reorganization in which the Company is the surviving entity, the Board shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by this Plan, or in the number, option price and kind of shares covered by the Options granted. The Company shall give notice of any adjustment to each Optionee, and such adjustment shall be deemed conclusive. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional shares.

     14.  Reorganization, Dissolution or Liquidation. In the event of the
          ------------------------------------------
dissolution or liquidation of the Company or any merger or combination involving the Company in which the Company is not the surviving entity, or a transfer by the Company of substantially all of its assets or property to another corporation, or in the event any other corporation acquires control of the Company in a reorganization within the meaning of Section 368(a) of the Code, all outstanding Options shall thereupon terminate unless such Options are assumed or substitutes therefor are issued (within the meaning of Section 425(a) of the Code) by the surviving or acquiring corporation in any such merger, combination or other reorganization. Notwithstanding the previous sentence, the Company shall give at least fifteen (15) days written notice of such transaction to holders of unexercised Options prior to the effective date of such merger, combination, reorganization, dissolution or liquidation. The Board, in its sole discretion, may, but is not obligated or required to, elect to accelerate the vesting schedules of any of the Options previously issued upon such notice, and the holders thereof may, in such event, exercise such Options prior to such effective date, notwithstanding any time limitation previously placed on the exercise of such Options. The Board also shall have the authority to condition any such Option acceleration upon the subsequent termination of the Optionee's employment within a specified period following the change in control. The acceleration of Options in the event of such an acquisition of the Company or other change in control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a take-over attempt, or other effort to gain control of the Company.

     15.  Option to Repurchase.
          --------------------

          15.1 Company's Option. Stock purchased pursuant to this Plan shall be
               ----------------
subject to an option to repurchase by the Company only (i) in the event of the Optionee's termination of employment for any reason, whether voluntary or involuntary (except in the event of a sale or liquidation of the Company in an acquisition), and including the event of the Optionee's death or termination due to disability, or (ii) in the event of the removal for Cause of the Optionee from the Board or from the board of directors of any Subsidiary or a successor of any of them (each a "Terminating Event"). The Company must elect to exercise the option to repurchase for a period within ninety (90) days after the Terminating Event (the

                               FloorNation, Inc.
                            2000 Stock Option Plan
exercise period as determined above is referred to as the "Exercise Period"). The Company's repurchase rights under this Section 15.1 shall apply to any Stock acquired by the Optionee upon exercise of an Option granted under the Plan, including any Stock acquired after termination of employment and any Stock or other securities acquired by the Optionee pursuant to any capital adjustment affecting the Stock acquired under this Plan. As used in this Article 15, "Optionee" shall include the executor or administrator of the estate of the Optionee or the person to whom the Stock shall pass by will or the laws of descent and distribution.

          15.2 Procedure for Exercise. In order to exercise the option set forth
               ----------------------
in Section 15.1, the Company must notify the Optionee of its intent to exercise its option by mailing a notice to the Optionee or the representative of the Optionee's estate at the last address contained in the Company's records for such Optionee. Such notice shall state that the Company intends to exercise its option and shall state the purchase price per share which will be paid by the Company and the date on which such option will be exercised, which date will not be earlier than ten (10) days following the date of mailing said notice nor later than six (6) months following the end of the Exercise Period (the "Termination Date"). Such purchase price shall be the greater of (i) the fair
                                                      -------
market value of the Stock as of the Termination Date and (ii) the original exercise price per share paid by the Optionee. The purchase price shall be evidenced by a promissory note, bearing simple interest at the applicable federal rate determined under Section 1274(d) of the Code, which note may be paid in full at any time without penalty. Payments on the note shall be made in three (3) equal annual installments of principal and interest commencing one (1) year after the Termination Date.

          15.3 Delivery of Stock Certificates. Upon receipt of any notice
               ------------------------------
pursuant to Section 15.2 hereof from the Company, the Optionee shall deliver the certificate(s) representing such shares of Stock to the Company within ten (10) days from the date of such notice, along with a properly executed stock power (with signature "medallion" guaranteed) authorizing transfer of these shares to the Company, its successor or assignee.

     16.  Right of First Refusal.
          ----------------------

          16.1 Right of First Refusal for Offers. Until Stock held by an
               ---------------------------------
Optionee becomes eligible for sale on the NYSE, NASDAQ stock market, or other stock exchange, the Company will have the irrevocable right, privilege, and option to purchase any Stock purchased by the Optionee pursuant to an Option at any time when the Optionee receives a bona fide, written offer ("Offer") to purchase part or all of such Stock by any other Person ("Offeror"), which offer is acceptable to Optionee, at the same price and upon the same terms as such Offeror offers for the Stock or at fair market value of the Stock, whichever price is lower. As used in this Article 16, "Optionee" shall include the executor or administrator of the estate of the Optionee or the person to whom the Stock shall pass by will or by the laws of descent and distribution.

          16.2 Procedure for Exercise. The Optionee, upon receipt of an Offer,
               ----------------------
will notify the Board of such Offer and provide the Company with a copy of the Offer signed by the Offeror, and the Company will then be allowed thirty (30) days from the date the Company receives such notice, not counting the day of receiving the same, within which to notify the Optionee of the Company's intention to exercise this option. The Company shall enter into an agreement in writing with the Optionee within fifteen (15) days after giving notice to the Optionee to effectuate the purchase. Payment shall be deemed to have been made by the Company, its successor or assignee, upon the deposit of a check for the full purchase price in the U.S. Mail, addressed to the Optionee at the Optionee's last known address. No Optionee may sell Stock to any other party until he has conformed to the requirements of this Article 16 and the Company has failed or refused to exercise its option.

          16.3 Delivery of Stock Certificates. Upon Optionee's receipt of any
               ------------------------------
notice of intent to exercise from the Company pursuant to Section 16.2 hereof, the Optionee shall deliver the certificate(s) representing such shares of Stock to the Company within ten (10) days from the date of such notice, along with a properly executed and guaranteed stock power authorizing the Company to transfer such shares to the Company, its successor or assignee.

          16.4 Company's Option in Event of Involuntary Transfer. Until Stock
               -------------------------------------------------
held by an Optionee becomes eligible for sale on the NYSE, NASDAQ stock market, or other stock exchange, if any

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                            2000 Stock Option Plan
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

of the Optionee's Stock should become subject to an involuntary transfer, by operation of law or otherwise, including, without limitation, divorce decree, the event of Optionee's bankruptcy, levy or attachment, or the default of a bona fide loan made to Optionee for which the Stock was pledged as collateral which would otherwise be null and void pursuant to Section 10.1 above, then the Company shall have the right, but not the obligation, to acquire any or all of the Stock subject to such attempted involuntary transfer. The Company shall have thirty (30) days after receipt of notice from the Optionee of the involuntary transfer of the Company's intent to exercise its option to acquire any or all of such Stock subject to the claim of involuntary transfer and shall specify the number of shares of Stock to be acquired. If the Company exercises its option under this Section 16.4, then the purchase price to be paid by the Company for all of the Stock purchased by it upon exercise of the option shall be equal to the lesser of (i) the fair market value of the Stock on the purchase date or
    ------
(ii) the original Option exercise price paid by Optionee. The price shall be paid in full by cash or Company check on the purchase date.

     17.  Escrow. In order to enforce the restrictions imposed upon shares of
          ------
Stock under this Plan, the Board may require an Optionee to enter into an Escrow Agreement with an escrow agent designated by the Company providing for the certificate(s) representing shares of Stock issued pursuant to this Plan to remain in the physical custody of the escrow agent until any or all of such restrictions have terminated.

     18.  Application of Funds. All proceeds received by the Company from the
          --------------------
exercise of Options shall be paid into its treasury and shall be used for general corporate purposes.

     19.  Optionee's Rights as a Holder of Shares.
          ---------------------------------------

          19.1 Prior to Exercise. No Optionee or his legal representatives,
               -----------------
legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any share of Stock subject to an Option unless and until stock certificates representing such shares of Stock are issued to such person or persons pursuant to the terms of this Plan. Except as otherwise provided in
Article 13 of this Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

          19.2 Dividends After Exercise. Purchasers of Stock pursuant to this
               ------------------------
Plan will be entitled, after issuance of their stock certificates, to any dividends that may be declared and paid on the shares of Stock registered in their names. A stock certificate representing dividends declared and paid in shares of Stock shall be issued and delivered to the purchaser after such shares have been registered in the purchaser's name. Such stock certificate shall bear the legends set forth above and shall be subject to the provisions of this Plan, the Option Grant, and any escrow arrangement.

          19.3 Voting Rights. Purchasers of shares of the Stock shall be
               -------------
entitled to receive all notices of meetings and exercise all voting rights of a Shareholder with respect to the shares of Stock purchased.

                               FloorNation, Inc.
                            2000 Stock Option Plan

     20.  Amendment and Termination of the Plan.
          -------------------------------------

          20.1 Discretion of the Board. The Board may amend or terminate this
               -----------------------
Plan at any time; provided, however, that (i) any such amendment or termination shall not adversely affect the rights of Optionees who were granted Options prior thereto, (ii) any such amendment shall not result in a "modification" of any Option within the meaning of Section 425(h) of the Code, and (iii) any amendment which increases the total number of shares of Stock covered by this Plan shall be subject to obtaining the approval of the Shareholders.

          20.2 Automatic Termination. This Plan shall terminate ten (10) years
               ---------------------
after its effective date unless the Board shall, in its discretion, elect to terminate this Plan at an earlier date. Options may be granted under this Plan at any time and from time to time prior to termination of the Plan under this
Section 20.2. Any Option outstanding at the time the Plan is terminated under this Section 20.2 shall remain in effect until the Option is exercised or expires.

     21.  Miscellaneous.
          -------------

          21.1 Notices. All notices and elections by an Optionee shall be in
               -------
writing and delivered in person, by certified mail or nationally recognized courier service to the President or Secretary of the Company at the principal office of the Company.

          21.2 Effective Date of the Plan. The effective date of this Plan shall
               --------------------------
be the date on which the Board adopts the Plan.

          21.3 Employment. Nothing in the Plan or in any Option granted
               ----------
hereunder, or in any Option Grant relating thereto, shall confer upon any employee of the Company or any Subsidiary or any successor thereof the right to continue in the employ of the Company or any Subsidiary or any successor thereof.

          21.4 Plan Binding. The Plan shall be binding upon the successors and
               ------------
assigns of the Company and the heirs, administrators, successors, and permitted assigns of any Optionee.

          21.5 Gender. Whenever used herein, nouns in the singular shall include
               ------
the plural, and the masculine pronoun shall include the feminine gender.

          21.6 Headings. Captioned headings of paragraphs and subparagraphs
               --------
hereof are inserted for convenience and reference and constitute no part of the Plan.

          21.7 Applicable Law. The validity, interpretation, and enforcement of
               --------------
this Plan are governed in all respects by the laws of the State of Florida and the United States of America.

     22.  Indemnification. Each director of the Company ("Indemnified Party")
          ---------------
shall be indemnified by the Company against all costs and reasonable expenses, including reasonable attorneys' fees, incurred by him in connection with any action, suit, or proceeding, or in connection with any appeal therefrom, to which he may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option granted hereunder, and against all amounts paid by such Indemnified Party in settlement thereof (provided such settlement is approved in advance by legal counsel selected by the Company) or paid by such Indemnified Party in satisfaction of a judgment in any such action, suit, or proceeding; provided, however, that, within sixty (60) days after institution of such action, suit, or proceeding, such Indemnified Party shall in writing offer the Company the opportunity, at its own expense, to defend the same; and provided, further, however, that anything contained in this Plan to the contrary notwithstanding, there shall be no indemnification of an Indemnified Party who is finally adjudged by a court of competent jurisdiction to be guilty of, or liable for, willful misconduct, gross neglect of duty, or criminal actions in connection with this Plan or an Option granted hereunder. The foregoing rights of indemnification shall be in addition to any other rights of indemnification that an Indemnified Party may have as a Director or officer of the Company.

                         [Signature on Following Page]

                               FloorNation, Inc.
                            2000 Stock Option Plan

                                        FLOORNATION, INC.


                                        By:  /s/ Mark Szporka
                                             -------------------------------
                                                  Mark Szporka, President


Effective Date of Plan: July 31, 2000.

                               FloorNation, Inc.
                            2000 Stock Option Plan
                                    Page 11